Exhibit 10.1

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (the “Agreement”) dated as of November 19, 2004 is made by and between Robotic Vision Systems, Inc. and Auto Image ID, Inc. (collectively the “Debtors”) and Marotta Gund Budd & Dzera, LLC (the “Manager”), a New Jersey limited liability corporation.

RECITALS

WHEREAS, the Debtors have filed petitions for the commencement of proceedings under chapter 11 of the U.S. Bankruptcy Code; and

WHEREAS, the Manager has substantial experience and expertise assisting Debtors in chapter 11 proceedings with the myriad of financial, operational, legal and other activities required to effectuate a swift and orderly recapitalization under chapter 11;

WHEREAS, the Debtors desire to engage Manager to provide various services to the Debtor in connection with their chapter 11 proceedings, and Manager desires to accept such engagement, all in accordance with the terms and conditions set forth more fully in this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and for other good a valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. Engagement. The Debtors hereby engage the Manager as an independent contractor to the Debtors, and the Manager hereby accepts such engagement, on the terms and conditions set forth in this Agreement subject only to Bankruptcy court approval. The Debtors are hereby acquiring from the Manager the services of J. Richard Budd III (“Budd”) and Fred Van Alstyne (“Van Alstyne”), as well as such additional professionals, including Stephen Marotta (“Marotta”) that may be subsequently identified, as set forth below. All compensation for the services and actions of Budd, Van Alstyne, and the Manager’s other professionals, including Marotta that may perform services on the Debtors’ behalf under this Agreement, will be paid by the Debtors directly to the Manager.

2. Duties.

(a) The Debtors represent to the Manager that the Debtors’ Boards of Directors (individually and collectively, the “Board”) have duly approved the retention of the Manager and approved the terms of this Agreement, including the appointment of Budd as the Chief Restructuring Officer (“CRO”) of the Debtors and Van Alstyne as the Chief Financial Officer. The Manager will assign (i) Budd to serve as CRO of the Debtors (ii) Van Alstyne to serve as CFO of the Debtors and (iii) Marotta to act in various managerial capacities as may be necessary to support Budd and Van Alstyne in the performance of duties as CRO and CFO, and (iii) such additional personnel of the Manager to act in various managerial capacities as may be necessary to carry out the services required of the Manager under this Agreement.

(b) Subject to any delegation of authority issued by Pat V. Costa (the “CEO”) Chief Executive Officer of the debtors, Budd (in his role as Chief Restructuring Officer) and Van Alstyne (in his role as Chief Financial Officer) shall be authorized to make decisions with respect to delegated aspects of the management and operation of the Debtors’ business including, without limitation, organization, human resources, marketing, sales, logistics, finance, administration, and oversight of the Bankruptcy process (including, but not limited to, Bankruptcy court reporting requirements, filing of Statement of Affairs, Schedule of Assets and Liabilities, a Plan of Reorganization, Disclosure Statement, claims management, managing outside professionals and such other areas as they may identify), in such manner as Budd and Van Alstyne deems necessary or appropriate consistent with the business judgment rule, subject only to prior approvals and governance by the CEO and the Board in accordance with the Debtors’ charter, bylaws and legal obligations, and the Bankruptcy court. The Manager, as well as any individual thereof, including without limitation Budd, Van Alstyne, and Marotta, shall report to and serve at the pleasure of the CEO, who may suspend or terminate the Manager’s or any individual’s relationship with the Debtors for any reason.

(c) The Manager shall cause Budd and Van Alstyne to devote substantial business time to the performance of services for the Debtors hereunder on behalf of the Manager, and shall cause other professionals of the Manager, including Marotta to devote such time as may be necessary and appropriate for the performance of Manager’s obligations under this Agreement. However, there are no minimum hourly, daily or weekly time requirements.

(d) In undertaking to provide the services set forth herein, the Manager does not guarantee or otherwise provide any assurances that it will succeed in improving the Debtors’ operational and financial health and stability or that there will be a successful reorganization under the Chapter 11 proceeding. The Debtors’ obligation to pay the Manager’s compensation and reimbursement of expenses (as specified below under Section 4(a) and Section 4(b), respectively) shall not be conditioned upon any particular results being achieved by the Manager but only final Bankruptcy court approval at the conclusion of this engagement.

(e) In view of their current liquidity constraints as well as other pressures caused by their financial condition, the Debtors acknowledge that Budd and Van Alstyne, and the Manager’s other professionals, including Marotta, may be required to make decisions quickly with respect to extraordinary measures. Consequently, the depth of their analysis of the information on which their decisions will be based may be limited in some respects due to the availability of information, time constraints and other factors. Moreover, each of Budd and Van Alstyne, and the Manager’s other professionals, including Marotta shall be entitled, in performing their duties hereunder on behalf of the Manager, to rely on information disclosed or supplied to them by the Debtors’ officers, employees and representatives without verification or warranty of accuracy or validity, provided that any such reliance is premised on a good faith belief as to the accuracy or validity of such information after making such inquiries as are appropriate under the circumstances.

(f) Budd and Van Alstyne, and the Manager’s other professionals, including Marotta, shall keep the Debtors’ CEO, the Board and such other corporate officers of the Debtors as may be appropriate under the circumstances, fully apprised of their findings, plans and activities. The Company understands that Budd and Van Alstyne will communicate with the Debtors’ creditors and their respective professionals as to the status of operations and the Debtors’ restructuring plans.

3. Term. The term of the Manager’s engagement hereunder (the “Term”) shall commence on the date the Manager’s application for retention is approved, nunc pro tunc to the date of filing for protection under Chapter 11, if such approval is granted by the Bankruptcy Court, and shall continue from month-to-month thereafter until such time as a Plan of Reorganization is confirmed, unless earlier terminated as provided herein. This engagement may be terminated at any time by either the Debtors or the Manager upon providing 30 days prior written notice thereof to the other party. However, such termination shall not affect the Debtors’ obligation to pay the Manager for fees and expenses that have accrued prior to and through the termination date.

4. Compensation. The Manager’s compensation hereunder (the “Compensation”) shall consist of the following:

(a) Subject to the prior approval of the Bankruptcy Court, on November 22nd a flat fee of One Hundred Thousand Dollars ($100,000.00) (the “First Months Services Fee”).

(b) Subject to the prior approval of the Bankruptcy Court, on December 16th a flat fee of One Hundred Fifty Thousand Dollars ($150,000.00) per month (the “Services Fee”), payable as set forth below, payable as set forth below, which amount shall be reviewed by the parties on a periodic basis, commencing not later than ninety (120) days following the effective date of this Agreement, to determine whether a downward adjustment of the Services Fee may be appropriate based on the scope, nature and extent of the services actually being rendered by the Manager at that time.

(c) Reimbursement of the Manager’s reasonable and necessary out-of-pocket expenses including, but not limited to, the actual costs of travel, lodging, meals and other expenses directly relating to the performance of Manager’s obligations under the terms of this Agreement.

The Debtors shall pay to the Manager (i) the Services Fee set forth in Section 4(a) above on the seventeenth (19th) day of each month in advance of rendering such services and (ii) the Expenses set forth in Section 4(b) above based upon the submission of monthly invoices to be rendered during the Term. All amounts due are payable upon receipt by the Debtors, via wire transfer directly to the Manager’s bank account as follows:

BANK:	Chase Manhattan Bank
865 Bloomfield Avenue
West Caldwell, NJ 07006

ABA No.:	021000021

Account Name:	Marotta Gund Budd & Dzera, LLC

Account No.:	543500239865

5. Confidentiality ..

(a) Budd, Van Alstyne and the Manager’s other professionals, including Marotta each agree to treat any information received from the Debtors or its representatives with utmost confidentiality, and except as provided in this Agreement, will not publish, distribute or disclose in any manner any information developed by or received from the Debtors or its representatives without the Debtors’ prior approval. Such approval shall not be unreasonably withheld. The Debtors’ approval is not needed if either (i) the information sought is required to be disclosed by an order binding on the Manager, issued by a court having competent jurisdiction over the Manager (unless such order specifies that the information to be disclosed is to be placed under seal), or (ii) such information is otherwise publicly available.

6. Representations and Warranties.

As an inducement to the Manager to enter into this Agreement, the Debtors represent and warrant to the Manager the following:

(a) Except as otherwise disclosed to Manager prior to the time of this Agreement, RVSI is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was organized and have all requisite corporate powers to enter into this Agreement.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein nor compliance by the Debtors with any of the provisions hereof or thereof will: (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it; or (ii) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party other than the notification and approval requirements under a chapter 11 proceeding.

(c) This Agreement has been duly authorized, executed and delivered by the Debtors and constitutes a legal, valid and binding agreement of the Debtors, enforceable in accordance with its terms.

(d) To the actual knowledge of the Debtors, without inquiry or investigation, the Debtors are not aware of any document or written statement regarding the Debtors furnished to the Manager by any member of senior management of the Debtors which contained, when made, any untrue statement of a material fact or omitted to state a fact necessary to make the statements made therein, in light of the circumstance under which they were made, not misleading, excluding: (i) statements which the Manager believes or has reason to believe, as of the date hereof, are inaccurate; and (ii) financial projections. To the actual knowledge of the Debtors, without inquiry or investigation, the Debtors are not aware of any fact that materially and adversely affects the business, operations, affairs, conditions, prospects or properties of the Debtors that has not been communicated to or known by the Manager prior to the date hereof. For purposes of this Agreement, the actual knowledge of the Debtors shall mean the actual knowledge of an officer or Board member of the Debtors.

7. Insurance. Promptly upon execution of this Agreement, the Debtors shall cause its insurance broker to add Budd and Van Alstyne to their existing Officers & Directors insurance Policy (“D&O” policy) and to send copies of all documentation and other communications regarding the Debtors D&O policy, including, without limitation, any renewal or cancellation thereof, to the attention of Budd and Van Alstyne. Upon any cancellation or non- renewal of the D&O policy, the Debtors shall exercise their rights to extend the claim period under such policy for a one-year “discovery period” (the “Tail Coverage”) and shall exercise such rights and pay such premiums required thereunder; provided, however, that in lieu of purchasing Tail Coverage under the D&O policy, Debtors shall have the right to provide Budd and Van Alstyne with substitute coverage under a different D&O or similar policy or policies so long as the provisions of that policy or policies provide Tail Coverage reasonably equivalent to the Tail Coverage that Budd and Van Alstyne would have received under the D&O policy that is being cancelled or allowed to lapse.

8. Independent Contractor. The parties intend that the Manager shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. The Manager shall not be entitled to any benefits paid by the Debtors to their employees. The Manager shall be solely responsible for any tax consequences applicable to the Manager by reason of this Agreement and the relationship established hereunder, and the Debtors shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Manager’s performance of management services hereunder. The parties agree that, subject to the terms and provisions of this Agreement, the Manager may perform any duties hereunder and set the Manager’s own work schedule without day-to-day supervision by the Debtors.

9. Conflicts. The Manager confirms that none of the principals or professional staff of the Manager has any financial interest or business connection with the Debtors and the Manager has no conflicts in connection with this Agreement other than the disclosable relationships listed in schedule 1 of this Agreement.

10. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto and subject to Bankruptcy court approval.

11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

12. Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey.

13. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below (or to such other address as may hereafter be designated in writing as set forth in this Agreement):

If to the Debtors, to:

Robotic Vision Systems, Inc.

486 Amherst Street

Nashua, NH 03063

Attention: Pat Costa

If to the Manager, to:

Marotta Gund Budd & Dzera, LLC

360 Lexington Avenue

Third Floor

New York, NY 10017

Attention: J. Richard Budd

Any party may from time-to-time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

14. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

Robotic Vision Systems, Inc., on behalf of itself and

As agent for each of its subsidiaries

By:	/s/ Pat V. Costa
Title:	Chaiman, President and Chief Executive Officer

Marotta Gund Budd & Dzera, LLC

By:	/s/ J. Richard Budd
Title:	Principal